 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form SB-2 registration statement of ZIM Corporation of our report dated June 2, 2006 relating to the consolidated financial statements and financial statement schedules of ZIM Corporation as of March 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Raymond Chabot Grant Thornton LLP

RAYMOND CHABOT GRANT THORNTON LLP

Ottawa, Canada

August 3, 2006